UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 7, 2010

Symyx Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1263 East Arques Avenue, Sunnyvale, CA  94085
(Address of Principal Executive Offices) (Zip Code)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April  7, 2009, Jason Price filed a class action lawsuit in the Superior Court of the State of California, County of Santa Clara, purportedly on behalf of the stockholders of Symyx Technologies, Inc., against Symyx Technologies and its directors and chief financial officer, as well as Accelrys, Inc. and Alto Merger Sub, Inc., alleging, among other things, that Symyx Technologies’ directors breached their fiduciary duties to the stockholders of Symyx Technologies in connection with the proposed merger of Symyx Technologies with Accelrys, Inc.  The complaint seeks, among other things, to enjoin the defendants from completing the merger as currently contemplated.

Symyx Technologies and its directors and chief financial officer intend to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future. If this does occur, Symyx Technologies does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symyx Technologies, Inc. (Registrant)

By:	/s/ Charley Haley
Charley Haley
Senior Vice President, General Counsel and Secretary

Dated:  April 13, 2010